Exhibit 2.2

                  UNITED STATES BANKRUPTCY COURT

                   MIDDLE DISTRICT OF TENNESSEE


IN RE:
                                 CASE NO. 398-10899
                                 CHAPTER 11
DIGITAL WIRELESS SYSTEMS, INC.,  JUDGE PAINE

                Debtor.
---------------------------------

        DEBTORS MODIFICATION TO PLAN OF REORGANIZATION
        ----------------------------------------------

     Digital Wireless Systems, Inc., the Debtor in the above styled and numbered case, after acceptance and before confirmation, files this Modification to its Plan of Reorganization as follows:

     1.  Section 10.3 - Class 1(c) - 10% Senior Secured
Certificates of Indebtedness - Subsection (a) Option to Convert to Common stock and Warrants; is modified as follows:

          (a) Option to Convert to Common Stock and Warrants:
              The holders of the Certificates of Indebtedness shall have the option to convert their Certificates of Indebtedness into Unites of Equity by receiving two Units of Equity for each One Dollar and 00/100 ($1.00) of debt, including interest through the date of conversion.

          (d) Restriction on Transfer of Common Stock:  Deleted.

     2.  Section 10.4 - Class 1(d) - 12% Junior Secured Notes -
Subsection (a) Option to Convert to Common stock and Warrants; is modified as follows:

          (a) Option to Convert to Common Stock and Warrants:
              The holders of the 12% Junior Secured Notes shall have the option to convert their Notes into Units
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              of Equity by receiving two Units of Equity for each
              One Dollar and 00/100 ($1.00) of debt, including interest through the date of conversion.

          (d) Restriction on Transfer of Common Stock:  Deleted.

     3. Section 13 - Unexpired Leases and Security Contracts is modified by adding Schedules 1 and 2, attached hereto, which schedules list the leases and contracts assumed under the Plan and were excluded from the Plan as originally filed.

                              Respectfully submitted,

                              DIGITAL WIRELESS SYSTEMS, INC.



                              By:______________________________
                                 David Schlueter
                                 Chief Executive Officer

ATTORNEYS FOR DEBTOR:

SIDNEY J. DIAMOND, L.L.P.



By:________________________
   Sidney J. Diamond
   3800 N. Mesa, Suite C-4
   El Paso, Texas 79902
   (915) 532-3327 (Voice)
   (915) 496-0653 (Fax)

Attorneys for Debtor